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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement File No. 33-62173 of our report dated December 10, 1999 included in Xeta Corporation's Form 10-K for the year ended October 31, 1999 and to all references to our Firm included in this Post-Effective Amendment No. 2 to Registration Statement File No. 33-62173.

                                                     /s/ ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP



Tulsa, Oklahoma
June 28, 2000